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                                  SCHEDULE 14A
                                  (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12.

                                RES-CARE, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                             10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 26, 2000


         Res-Care, Inc. ("ResCare") will hold its annual meeting of shareholders at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky 40207, at 10:00 a.m.
(EDT), on Tuesday, September 26, 2000, for the following purposes:

                  1. To elect eight directors to serve for a term of one year and until their respective successors are elected.

                  2. To approve the 2000 Stock Option and Incentive Compensation
                     Plan for employees.

                  3. To approve the 2000 Non-Employee Directors Stock Ownership
                     Incentive Plan.

                  4. To ratify the selection of KPMG LLP as ResCare's
                     independent auditors for the fiscal year ending December 31, 2000.

                  5. To transact any other business that may properly come
                     before the meeting or any adjournment or adjournments of the meeting.

         The Board of Directors has fixed the close of business on August 1, 2000 as the record date to determine which shareholders are entitled to receive notice of the annual meeting and to vote at the meeting.

         We appreciate and welcome your participation in ResCare's affairs. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly to us in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

                                              By order of the Board of Directors



                                              SPIRO B. MITSOS
                                              Secretary

August 18, 2000
on at the annual meeting. On matters that require approval by the affirmative vote of a majority of the shares represented at the annual meeting, an abstention has the same legal effect as a vote "against" the matter, even though you may interpret the action differently.

         If a broker indicates on the proxy card that it does not have discretionary authority to vote certain shares on a particular matter (a broker non-vote), the inspectors will not consider those shares as present and entitled to vote on that matter. Abstentions and broker non-votes will have no effect on the election of directors.

         Voting and Revocation of Proxy

         If your proxy card is properly signed and returned to ResCare and is not revoked, your proxy will vote according to your instructions. If there are no specific instructions on the proxy card, your proxy holder will vote the shares represented:

                   o FOR the election of the people nominated as directors for a one-year term;

                   o FOR the adoption of the 2000 Stock Option and Incentive Compensation Plan;

                   o FOR the adoption of the 2000 Non-Employee Directors Stock Ownership Incentive Plan;

                   o FOR the ratification of the selection of KPMG LLP as ResCare's independent auditors for the current fiscal year; and

                   o In the proxy's best judgment on such other matters that may properly come before the annual meeting.

         In addition, if a shareholder votes shares cumulatively in the election of directors or votes for a person other than the nominees named in this proxy statement or substitutes for those nominees, then the proxy holders will have the discretionary authority to vote your shares cumulatively and distribute the votes represented by proxy cards among the nominees listed in this proxy statement and any other nominees as the proxy holders, in their best judgment, determine.

         You may revoke your proxy at any time in one of three ways by:

                   o giving written notice of the revocation to the secretary of ResCare;

                   o  signing and delivering a proxy with a later date; or

                   o  attending and voting in person at the annual meeting.

         Your proxy will not be revoked as to any matter that has already been voted on under the authority of the proxy before the revocation. Your presence at the annual meeting does not by itself revoke the proxy.

OWNERSHIP OF EQUITY SECURITIES

       The following table shows certain information about the beneficial ownership of ResCare common shares as of July 31, 2000 by:

                   o each person whom ResCare knows beneficially owns more than 5 percent of the outstanding ResCare common shares or has filed a Schedule 13G with the Securities and Exchange Commission with respect to ResCare shares;

                   o  each of ResCare's directors;

                   o each of ResCare's executive officers named in the Summary Compensation Table; and

                   o all directors and executive officers of ResCare as a group.

Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power over the shares.


                                                                     NUMBER OF SHARES
NAME AND ADDRESS (1)                                              BENEFICIALLY OWNED (2)  PERCENT OF TOTAL
--------------------                                              ----------------------  ----------------
James R. Fornear                                                      2,623,820  (3)(4)        10.8%
Vincent D. Pettinelli                                                 2,312,437  (5)            9.5%
FMR Corporation                                                       1,606,800  (6)            6.6%
Amalgamated Gadget, L.P.                                              1,462,120  (7)            5.7%
Ronald G. Geary                                                       1,389,554  (8)            5.6%
Margaret H. Fornear                                                   1,363,876  (9)            5.6%
Goldman Sachs Asset Management                                        1,169,550  (10)           4.8%
Spiro B. Mitsos, Ph.D                                                   283,265  (11)           1.2%
Jeffrey M. Cross                                                        167,154  (12)             *
E. Halsey Sandford                                                      143,715  (13)             *
Paul G. Dunn                                                            121,280  (14)             *
W. Bruce Lunsford                                                        62,025  (15)             *
Seymour L. Bryson, Ph.D                                                  32,963  (16)             *
Ralph G. Gronefeld, Jr                                                   16,317  (17)             *
Olivia F. Kirtley                                                        11,250  (18)             *
All directors and executive officers as a group (11 persons)          7,163,780  (19)          28.4%

---------------
* Indicates less than 1 percent of outstanding common shares.

(1) The following are addresses of the people ResCare knows beneficially own more than five percent of the outstanding common shares: James R. and Margaret H. Fornear, 175 Bayview Avenue, Naples, Florida 34108; Vincent D. Pettinelli, 5943 Macewen Court, Dublin, Ohio 43017; Ronald G. Geary, 10140 Linn Station Road, Louisville, Kentucky 40223; FMR Corporation, 82 Devonshire Street, Boston, Massachusetts 92109; Goldman Sachs Asset Management, 1 New York Plaza, New York, NY 10004, and Amalgamated Gadget, L.P., City Center Tower II, 301 Commerce Street, Suite 2975, Fort Worth, Texas 76102.

(2) Each named person or group is considered to be the beneficial owner of securities that the person may acquire within 60 days through the exercise or conversion of convertible securities, options, warrants and rights, if any. Those securities are included in the total number of outstanding shares when computing the percentage beneficially owned by the person or group. The securities are not included in the total number of outstanding shares when computing the percentage of shares beneficially owned by any other person or group. The number of shares includes shares that would be issued when a person converts convertible securities or when a person or group exercises options (including employee stock options).

(3) As husband and wife, James R. Fornear and Margaret H. Fornear each may be considered the beneficial owner of the common shares owned by the other under the applicable rules of the Securities and Exchange Commission. Both Mr. and Mrs. Fornear disclaim such beneficial ownership. Does not include shares owned by Mr. and Mrs. Fornear's adult children.

(4) Includes 1,403,757 shares over which Mr. Fornear shares voting and investment power and 1,218,038 shares over which he has sole voting and investment power. Includes 702,209 shares over which Mr. Fornear shares voting and investment power with Mrs. Fornear as trustee of three trusts of which she is the beneficiary. Also includes 3,150 shares subject to options that are presently exercisable. Does not include shares held for the benefit of family members in trusts with an independent trustee.

(5) Includes 900 shares subject to options that are currently exercisable, 2,103,891 shares held by a trust of which Mr. Pettinelli is trustee and beneficiary and 6,033 shares held by a corporation in which Mr. Pettinelli holds greater than a majority ownership.

(6) The information for FMR Corporation and its controlling stockholders, Edward D. Johnson, III and Abigail P. Johnson is based on the Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission which states that these shares were acquired in the ordinary course of business solely for investment purposes and not for the purpose or effect of changing or influencing the control of ResCare.

(7) The information for Amalgamated Gadget, L.P. is based on the Schedule 13G dated May 12, 2000 filed with the Securities and Exchange Commission which states that the shares represent shares obtainable upon conversion of ResCare's 6% Convertible Subordinated Notes due 2004 and were acquired pursuant to an Investment Management Agreement solely for investment purposes and not for the purpose of changing or influencing the control of ResCare.

(8) Includes 591,046 shares subject to options that are presently exercisable, 2,800 shares held by Mrs. Geary in which Mr. Geary disclaims beneficial ownership and 2,510 shares held for the benefit of Mr. Geary by the Retirement Savings Plan over which Mr. Geary has no voting power but does have investment power. In May 2000, in consideration for $1.00 from ResCare, Mr. Geary terminated options previously granted to him for 112,500 shares, all of which were exercisable. In addition, in May 2000, Mr. Geary waived options for 112,500 shares that were to be granted to him effective February 2000 under his employment agreement for consideration of $1.00.

(9) Includes 702,209 shares over which Mrs. Fornear has shared voting and investment power as beneficiary of three trusts of which Mr. Fornear is trustee and 661,667 shares over which she has sole voting and investment power. Does not include shares held for the benefit of family members in trusts with an independent trustee.

(10) The information for Goldman Sachs Asset Management, based on the Schedule 13G dated February 10, 2000 filed with the Securities and Exchange Commission states that these shares were acquired in the ordinary course of business solely for investment purposes and not for the purpose or effect of changing or influencing control of ResCare.

(11) Represents shares owned jointly by Dr. and Mrs. Mitsos over which they share voting and investment power.

(12) Includes 22,650 shares owned jointly by Mr. and Mrs. Cross over which they share voting and investment power and 144,504 shares subject to options that are presently exercisable.

(13) Includes 2,025 shares subject to options that are presently exercisable. Does not include 129,622 shares held in trust for the benefit of Mrs. Sandford and their children for which Mrs. Sandford is trustee and over which Mr. Sandford has no voting or investment power and in which he disclaims any beneficial interest.

(14) Includes 1,300 shares owned jointly by Mr. and Mrs. Dunn over which they share voting and investment power and 119,980 shares subject to options that are presently exercisable.

(15) Includes 20,025 shares subject to options that are presently exercisable.

(16) Includes 20,025 shares subject to options that are presently exercisable.

(17) Includes 15,150 shares subject to options that are presently exercisable and 467 shares held by the Retirement Savings Plan over which Mr. Gronefeld has no voting power, but does have investment power. Also includes 700 shares held in Mrs. Gronefeld's IRA over which Mr. Gronefeld holds neither voting nor investment power. In May 2000, Mr. Gronefeld terminated options for 15,000 shares of which 9,001 were currently exercisable in consideration for $1,500.00 from ResCare. In July 2000, Mr. Gronefeld terminated options for 112,500 shares, of which 75,000 were currently exercisable, for consideration of $1.00.

(18) Includes 7,650 shares over which Ms. Kirtley exercises sole voting and investment power and 3,600 over which she shares voting and investment power with her husband. Also includes 3,150 shares subject to options that are presently exercisable.

(19) Includes 919,955 shares subject to options that are presently exercisable.

                              ELECTION OF DIRECTORS

                           (ITEM 1 ON THE PROXY CARD)

NOMINEES

         At the annual meeting, shareholders will elect eight people to the board of directors to serve until the next annual meeting and until their respective successors are elected and qualified. In August 1999, in accordance with the merger agreement with PeopleServe, Inc., the board of directors appointed Vincent D. Pettinelli to the board, which increased the number of directors from seven to eight. The proxy holders, unless you instruct them otherwise, intend to vote the shares covered by valid proxies FOR the election of the eight nominees named in the following table to the board of directors. If any of these people will not be available for election, the proxy holders will have the discretion to vote FOR a substitute. In addition, the proxy holders will have the discretion to vote or withhold their vote for any additional nominees named by shareholders and to vote cumulatively if a shareholder should vote cumulatively. The board of directors is not aware of any circumstances in which any of the following people would not be available to continue to serve as a director, if elected.


                             DIRECTOR OR
NAME                   AGE  OFFICER SINCE   PRINCIPAL OCCUPATION
----                   ---  -------------   --------------------

James R. Fornear        69      1974        Retired
Ronald G. Geary         53      1990        Chairman of the Board, President and Chief Executive Officer of ResCare
E. Halsey Sandford      67      1984        Senior Executive of ResCare
Spiro B. Mitsos         69      1974        Practicing Psychologist
Seymour L. Bryson       62      1989        Associate Chancellor (Diversity), Southern Illinois University at Carbondale
W. Bruce Lunsford       52      1992        Chairman of the Board of Ventas, Inc.
Olivia F. Kirtley       49      1998        Vice President of Vermont American Corporation
Vincent D. Pettinelli   56      1999        Retired

         JAMES R. FORNEAR, the founder of ResCare, served as Chairman of the Board of ResCare from 1984 until 1998. Mr. Fornear was the President of ResCare from 1974 to 1990 and Chief Executive Officer of ResCare from 1989 to 1993.

         RONALD G. GEARY, an attorney and certified public accountant, has served as a director and President of ResCare since 1990 and as Chief Executive Officer since 1993. He was elected Chairman of the Board in June 1998 when Mr. Fornear retired. Before he was named Chief Executive Officer, Mr. Geary was Chief Operating Officer of ResCare from 1990 to 1993. Mr. Geary is a director of Ventas, Inc., a real estate investment trust.

         E. HALSEY SANDFORD has been a director of ResCare since 1984 and has been Senior Executive since 1997. From 1992 to 1997, Mr. Sandford served as Executive Vice President responsible for development for ResCare's Division for Persons with Disabilities.

         SPIRO B. MITSOS, PH.D., a psychologist, has been a director of ResCare since 1974. He has been Secretary of ResCare since 1984 and he served as Treasurer of ResCare from 1984 until 1998. Dr. Mitsos has been employed by ResCare to provide psychological consultation services to facilities operated by ResCare since 1984. Dr. Mitsos has served as an adjunct faculty member at Southern Illinois University, the University of Kentucky and the University of Evansville.

         SEYMOUR L. BRYSON, PH.D. has served as a director of ResCare since 1989. Since 1984, Dr. Bryson has held several positions with Southern Illinois University at Carbondale, including professor in the University's Rehabilitation Institute, Dean of the College of Human Resources, Special Assistant to the Chancellor, Executive Assistant to the President and Executive Assistant to the Chancellor.

         W. BRUCE LUNSFORD, an attorney and certified public accountant, has been a director of ResCare sine 1992. He served as Chairman of the Board, President and Chief Executive Officer of Vencor, Inc., a leading provider of long-term hospital care to chronically ill patients, from 1985 until January 1999. Vencor filed voluntary petitions for protection under Chapter 11 of the federal Bankruptcy Code in September 1999. From May 1999 to December 1999, Mr. Lunsford served as Chairman and Chief Executive Officer of Ventas, Inc., a health care real estate investment trust that owns 43 long-term acute care hospitals, 218 nursing facilities and 8 personal care facilities in 36 states. Mr. Lunsford currently serves as Chairman of the Board of Ventas and is a former director of Churchill Downs, Incorporated, an operator of thoroughbred racing tracks, National City Corporation, a financial services company, and Atria Communities, Inc., which operates assisted and independent living communities.

         OLIVIA F. KIRTLEY, a certified public accountant, was appointed a director of ResCare in October 1998. Ms. Kirtley is currently Vice President of Vermont American Corporation, a manufacturer and marketer of power tool accessories, and has served in various capacities including Treasurer, Vice President-Finance and Chief Financial Officer since 1979. Ms. Kirtley also currently serves as Immediate Past Chair of the American Institute of Certified Public Accountants. Ms. Kirtley is a director of Lancer Corporation, a worldwide manufacturer and distributor of fountain drink and beer dispensing equipment.

         VINCENT D. PETTINELLI has served as a director of ResCare since 1999. Mr. Pettinelli, a founder of PeopleServe, Inc., served as president of PeopleServe, Inc., a provider of services to persons with mental retardation and developmental disabilities from 1979 until 1996 when he became chairman of the board.

         Directors of ResCare are elected annually to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

         During 1999, there were seven meetings of the board of directors. During this period, each director attended at least 75 percent of all meetings of the board of directors and of the committees on which he or she served during the year.

EXECUTIVE OFFICERS OF RESCARE

         In addition to Messrs. Geary and Sandford, Jeffrey M. Cross, Paul G. Dunn and Ralph G. Gronefeld, Jr. are executive officers of ResCare.

         Mr. Cross, age 47, has served as Executive Vice President of Operations, Division for Persons with Disabilities since 1994. He has been employed with ResCare since 1984 except for a period between 1987 and 1989. He has served in various administrative positions in ResCare's Division for Persons with Disabilities. In 1991, he was named Vice President for Operations in Kentucky and Indiana.

         Mr. Dunn, age 34, has served as Executive Vice President, Development, since 1997 and has responsibility for overseeing all ResCare's development activities. In addition, since 1999, Mr. Dunn has served as Executive Vice President for Alternative Youth Services and Youthtrack. From 1992 to 1997,



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

Mr. Dunn was employed by Laidlaw, Inc., most recently as Corporate Director, Financial Operations for the Laidlaw Medical Transportation, Inc. subsidiary, an operator of ambulance services.

         Mr. Gronefeld, age 41, was named Executive Vice President of Finance and Administration in May 1998 after serving as Executive Vice President of Operations for the Division for Youth Services since January 1998 and Vice President responsible for ResCare's Alternative Youth Services and Youthtrack subsidiaries since January 1997. Mr. Gronefeld joined ResCare in June 1995 as Director of Internal Audit and from July 1995 through March 1996, he served as interim senior administrator for ResCare's west region in its Division for Persons with Disabilities. From November 1990 until June 1995, Mr. Gronefeld served as President of Total Color Corporation, a graphic arts firm in Louisville, Kentucky.

COMMITTEES OF THE BOARD OF DIRECTORS

         ResCare's board of directors has an executive committee, an audit committee, and an executive compensation committee. The board of directors appoints the members of each committee for a term beginning after the first regular meeting of the board following the annual meeting and until their respective successors are elected and qualified.

         Executive Committee

         The executive committee's primary responsibility is to act as an interim board on business matters normally brought before the directors. The executive committee is responsible for developing and monitoring ResCare's long-range plans, determining the types and frequency of reports required by the board, reviewing all expansion plans for recommendation to the board, assisting in monitoring relationships with financial institutions and reviewing performance evaluations, salary increases and bonuses for key staff members. Messrs. Fornear, Geary and Sandford currently serve as members of the executive committee. During 1999, there were six meetings of the executive committee and all committee members participated in all meetings.

         Audit Committee

         The audit committee recommends to the board the auditing firm to be selected each year as independent auditors of ResCare's financial statements and to perform services related to the audit. The audit committee is also responsible for:

                   o reviewing the scope and results of the audit with the independent auditors;

                   o reviewing ResCare's financial condition and results of operations with management and the independent auditors;

                   o reviewing the adequacy of ResCare's internal accounting and control procedures;

                   o reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence;

                   o reviewing financial statements in the annual report to shareholders;

                   o  reviewing reports of internal audits;

                   o meeting as necessary with internal and independent auditors; and

                   o reviewing accounting and finance human resources and succession planning.

         The audit committee also reviews, at least once each year, the terms of all material transactions and arrangements between ResCare and its affiliates. Ms. Kirtley and Messrs. Bryson, Lunsford, and Sandford serve as members of the Audit Committee of which Ms. Kirtley is chair. The Committee met once during 1999 and all committee members participated in the meeting.

         Executive Compensation Committee

         The executive compensation committee determines the cash and other incentive compensation, if any, to be paid to ResCare's executive officers. Mr. Bryson and Ms. Kirtley currently serve as members of the executive compensation committee and are independent "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934). The committee met once during 1999 and all committee members participated in the meeting.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Lunsford, a director of ResCare, is Chairman of the Board of Ventas, Inc., a real estate investment trust. Mr. Lunsford owns less than 5 % of its common stock and less than 1 % of ResCare common shares. Mr. Lunsford served on the executive compensation committee of the ResCare board of directors until August 2000. Ronald G. Geary, a director and Chairman of the Board, President and Chief Executive Officer of ResCare was elected to the board of directors of Ventas in May 1998. Mr. Geary is the beneficial owner of approximately 5.6 % of ResCare common shares and less than 1 % of Ventas common stock. Mr. Geary serves on the executive compensation committee of Ventas.

         In October 1998, ResCare acquired the stock of Tangram Rehabilitation Network, Inc. As part of that transaction, immediately before the closing, Tangram sold ten real estate properties to Ventas. Tangram then leased the properties back from Ventas. The lease is for a term of twelve years with options to renew for four five-year terms. The annual rent is 10.25% of the sales price annually adjusted based on consumer price index subject to some limitations specified in the agreement. Messrs. Lunsford and Geary did not participate when the boards of Ventas and ResCare discussed and voted on the transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In addition to the relationships and transactions described under "Executive Compensation Committee Interlocks and Insider Participation," Mr. Pettinelli has an interest in partnerships that own approximately 60 properties that are leased to subsidiaries of ResCare or to non-profit agencies with which subsidiaries of ResCare have management agreements. The leases generally have terms ranging from 10 to 25 years. Rental under these leases is approximately $1.0 million annually. In addition, PeopleServe, Inc., a subsidiary of ResCare, has guaranteed or in some other way agreed to be obligated for the payment of funds borrowed by these partnerships from third party lenders. Mr. Pettinelli has agreed to indemnify PeopleServe on its guaranty obligations, and the indemnification is secured by a pledge of escrowed ResCare common shares or other securities.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires ResCare's directors and executive officers and people who own more than 10 percent of ResCare's common shares to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports, there were no late filings of the reports.

REPORT ON EXECUTIVE COMPENSATION

         Compensation Philosophy and Policies for Executive Officers

         The executive compensation committee believes the most effective executive compensation program aligns the interests of shareholders and executives. ResCare's primary objective is to provide quality services to people with special needs while enhancing long-term shareholder value. The executive compensation committee is committed to a strong, positive link between ResCare's strategic business goals and its compensation and benefit goals.

         ResCare's executive compensation program has been designed to support the objective of creating shareholder value by:

                   o providing rewards that are closely linked to individual, divisional and company-wide performance in achieving quality of service and financial goals;

                   o providing compensation opportunities that create an environment that attracts and retains talented employees on a long-term basis; and

                   o directly aligning the interests of executives with the long-term interests of shareholders by making long-term stock appreciation a cornerstone of executive compensation through award opportunities that can result in the ownership of substantial amounts of the common shares.

         The executive compensation committee determined that employment contracts with executive officers as well as other key employees serve to attract and retain the high quality employees that ResCare needs. The employment contracts for the executive officers are described in this Proxy Statement.

         ResCare's executive compensation program has three components: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of incentive and non-qualified stock options. The annual incentive bonus and the long-term stock-based incentive are related to the performance of the individual, the applicable operating division, and ResCare in achieving quality of service and operational goals.

         Base Salaries

         Individually negotiated employment contracts determine the base salaries of the named executive officers. The base salaries, which are generally subject to annual cost-of-living increases, are designed to be market competitive with other similar companies.

         Annual Incentives

         Under ResCare's annual bonus plan, ResCare makes awards that are based on achieving individual, division, and company-wide quality of service and operational performance goals.

         Stock Options

         ResCare's incentive stock option plan ties the interests of the executives to the interests of the shareholders and to ResCare's long-term performance. Grants of options are related to an employee's position, responsibility and performance.

         Executive Compensation

         Mr. Sandford's individually negotiated employment agreement established his compensation for 1999. It provides for a time commitment of 32 hours a week and a salary of $100,000 to reflect the reduced time commitment. We believe Mr. Sandford's compensation continues to reflect his performance with ResCare.

         Mr. Geary's individually negotiated employment agreement established his compensation for 1999. In 1995, we had reviewed salary studies which indicated that ResCare should increase Mr. Geary's compensation and that he should be granted options, based on comparisons with similar companies. Mr. Geary's bonuses are based on performance criteria of ResCare that Mr. Geary and the members of the committee determine before January 1 for the upcoming year. For 1999, Mr. Geary was entitled to a cash bonus of up to 50 percent of his base salary based on achieving his performance goals which he waived because of the subsequent performance of ResCare.

         In light of their considerable contributions and value to the operations of ResCare and as an inducement to them to remain employed by ResCare, ResCare entered into employment agreements with Messrs. Cross, Dunn and Gronefeld in 1997. The terms of these contracts are described in this proxy statement.

         Because we do not contemplate that ResCare will pay its executive officers any compensation that will be subject to the $1 million limitation on deductions imposed by Section 162(m) of the Internal Revenue Code, we have not adopted any policies with respect to limiting executive compensation to amounts that are deductible.

                                                EXECUTIVE COMPENSATION COMMITTEE

                                                Seymour L. Bryson
                                                Olivia F. Kirtley

EXECUTIVE COMPENSATION

         Summary Compensation Table

         The following table provides information concerning compensation awarded to, earned by or paid to the executive officers of ResCare during the year ended December 31, 1999.

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                    ANNUAL COMPENSATION         AWARDS
                                               ----------------------------- ------------
                                                                              SECURITIES
                                                                              UNDERLYING
     NAME AND PRINCIPAL POSITION                                              OPTIONS/SAR     ALL OTHER
       AS OF DECEMBER 31, 1999                 YEAR      SALARY    BONUS (1)  (SHARES)(2)  COMPENSATION (3)
       -----------------------                 ----      ------    ---------  -----------  ----------------

Ronald G. Geary                                1999     $314,786   $      0            0      $36,174
  Chairman of the Board, President and         1998      311,279          0      253,100       36,669
  Chief Executive Officer                      1997      309,752    145,105       90,000       18,585

E. Halsey Sandford                             1999      100,000          0            0       10,000
  Senior Executive                             1998      100,000          0            0       10,173
                                               1997      100,000          0            0        6,000

Jeffrey M. Cross                               1999      152,250          0            0       22,838
  Executive Vice President Operations          1998      152,267          0       93,700       18,463
  Division for Persons with Disabilities       1997      149,034     30,469       38,750        8,941

Paul G. Dunn                                   1999      155,822          0            0        9,000
  Executive Vice President, Development        1998      150,000          0       93,700       17,810
  and Alternative Youth Services and           1997       96,346     25,001       37,500       43,268
  Youthtrack

Ralph G. Gronefeld, Jr                         1999      155,000          0            0        9,300
  Executive  Vice President Finance &          1998      135,736          0      127,500        9,538
  Administration/Chief Financial Officer       1997       84,661     10,296       13,500            0

----------------

(1) Bonuses paid to the executive officers are based on their employment agreements. For 1998 and 1999 there were no cash bonuses. In September 1998, additional options were granted under ResCare's 1998 Omnibus Stock Option Plan instead of cash bonuses that would have been awarded in February 1999 for the year 1998.

(2) Options reflect the 3-for-2 stock split that was effective in June 1998.

(3) All Other Compensation represents amounts ResCare contributed to the Retirement Savings Plan, and to the 401(k) Restoration Plan, which is described later. Mr. Geary's other compensation for 1998 and 1999 includes $7,241 and $17,287 respectively for personal use of the ResCare corporate airplane. Mr. Dunn's other compensation for 1997 includes reimbursement for moving expenses and for 1998 includes forgiveness of the balance of $6,274 due on a loan ResCare made to him when he moved. Mr. Dunn was not eligible to participate in the Retirement Savings Plan in 1997.

         ResCare has established the 401(k) Restoration Plan to permit certain members of management to defer compensation pre-tax and to permit ResCare to contribute on behalf of such employees without the restrictions imposed by the Internal Revenue Code on the tax-qualified Retirement Savings Plan. ResCare's matching contribution on behalf of each participant matches the employee's contribution dollar for dollar up to the first 3 percent and one-half of the next 3 percent of the employee's salary, which is the same as the contribution ResCare makes for employees who participate in ResCare's Retirement Savings Plan.

         Option Grants for 1999

         There were no options granted in 1999 to executive officers.

         Mr. Cross exercised stock options during the year ending December 31, 1999. The following table indicates the total number of exercisable and unexercisable stock options on December 31, 1999 held by the executive officers named in the Summary Compensation Table and the related value of such options based on the last sales price of the common stock on The Nasdaq National Market on December 31, 1999 of $12.75 per share.


               Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

                                                                                         VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                            AT DECEMBER 31, 1999         AT DECEMBER 31, 1999
                                                       -----------------------------  --------------------------

                           SHARES
                        ACQUIRED ON  VALUE REALIZED
          NAME          EXERCISE (#)     ($) (1)       EXERCISABLE     UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
          ----          ------------     -------       -----------     -------------  -----------  -------------

Ronald G. Geary                    0           0      703,546 shares       0 shares    $1,261,759      $     0
E. Halsey Sandford                 0           0        2,025 shares       0 shares             0            0
Jeffrey M. Cross              21,750     307,489      146,305 shares  22,020 shares        67,041       21,500
Paul G. Dunn                       0           0      119,980 shares  11,220 shares             0            0
Ralph G. Gronefeld, Jr             0           0       92,400 shares  52,651 shares        16,125        8,062

---------------

(1) Market value on the date of exercise of shares acquired upon exercise, less the option exercise price.


Employment Agreements

         Mr. Geary has an employment agreement that was signed in 1995 with ResCare and extends for a five-year term. It expires in September 2000; however, it automatically renews for one-year periods beginning one year before the expiration date so that the remaining term equals two years. Under the agreement, Mr. Geary receives a base salary of $300,000 which is adjusted each year based on the increase in the consumer price index for Urban Wage Earners and Clerical Workers. Mr. Geary is eligible for an annual bonus equal to up to 50 percent of his base salary based on performance criteria that Mr. Geary and the executive compensation committee mutually agree to on or before January 1 of each year. Mr. Geary waived the cash bonus to which he was entitled for 1999 because of the subsequent performance of ResCare. Effective on the date of the agreement, Mr. Geary was granted options to purchase 97,500 ResCare common shares (adjusted for the stock splits) at a price of $16.00 per share which could be exercised beginning with the date of the grant. In addition, ResCare will grant options to purchase 112,500 common shares (adjusted for the 3-for-2 split) at the fair market value on the last Thursday of February during each of the remaining years of the term of the agreement. In May 2000, Mr. Geary terminated options for 112,500 shares granted under his employment agreement for February 1998 for consideration of $1.00 and he waived options for

112,500 shares that would have been granted for February 2000 under his employment agreement for consideration of $1.00. ResCare also agreed to reimburse Mr. Geary for a portion of federal and state income taxes that Mr. Geary has to pay because of his exercise of options granted in his prior agreement under a formula outlined in the current agreement. In November 1996, the agreement was amended to grant Mr. Geary options to purchase 112,797 common shares at the closing price on the date of the grant, or $15.25, and to delete ResCare's obligation to reimburse the taxes.

         In addition, ResCare provides to Mr. Geary maximum disability insurance coverage permitted under ResCare's current benefit plan, equips an office in Mr. Geary's home, pays fees for personal tax and financial planning and for an annual physical. The agreement also provides that if Mr. Geary's employment is terminated following a change in the control of ResCare, Mr. Geary will be entitled to receive the unpaid balance of his full base salary through the effective termination date of the agreement and for an additional two years. The agreement may be terminated with or without cause at any time. If it is terminated without cause, Mr. Geary will continue to receive his base salary for the balance of the term. He would also receive a prorated bonus earned for that year plus any unpaid cash bonus for a prior year. If there is a change of control of ResCare, or if the agreement is terminated without cause, ResCare will repurchase unexercised vested options.

         Mr. Sandford has had an employment agreement with ResCare since March 1, 1992. The agreement was amended as of March 1, 1996 on substantially the same terms and conditions except that it reduced Mr. Sandford's time commitment to 32 hours a week and established his base salary at $100,000. In January 1998, ResCare entered into a new employment agreement with Mr. Sandford on basically the same terms and conditions. The agreement was renewed effective March 1, 1999 and again effective March 1, 2000. Mr. Sandford does not participate in ResCare's incentive stock option plan or the annual bonus plan.

         ResCare has employment agreements with Messrs. Cross, Dunn and Gronefeld that contain basically the same terms and conditions. The agreements are for initial terms of three years commencing January 1, 1997, May 1, 1997 and January 1, 1998 respectively. The agreements for Messrs. Cross, Dunn and Gronefeld renew automatically for one-year periods after the expiration of their respective terms unless either ResCare or the employee gives notice of termination. ResCare may terminate all of the agreements with or without cause at any time. They provide for base salaries of $150,000, except for Mr. Gronefeld whose base salary is $155,000, subject to annual increases based on the consumer price index "All Items" category. Each of these executives also participates in ResCare's Compensation/Evaluation Bonus Plan and is eligible to receive an annual bonus of up to 25% of that year's base salary. Under the agreements, Messrs. Cross and Dunn were granted options on August 15, 1997 to purchase 37,500 common shares exercisable on August 15, 1998. On August 15, 1998, each of these executives were granted options to purchase 75,000 common shares that vest in 50% increments on August 15, 1999 and 2000. Under his agreement, on August 15, 1998, Mr. Gronefeld was granted options to purchase 37,500 common shares exercisable on August 15, 1999. On September 1, 1998, he was granted options to purchase 75,000 common shares that vest in 50% increments on September 1, 1999 and 2000. In May 2000, Mr. Gronefeld terminated options for 15,000 shares granted in February 1998 for consideration of $1,500.00 and in July 2000, he terminated options for 112,500 shares granted in August and September 1998 for consideration of $1.00. The exercise price for the options under all of the agreements is the closing sale price of the common shares on the grant date. On September 1, 1998, Messrs. Dunn and Cross each were granted options for

18,700 common shares instead of a cash bonus for 1998. Mr. Gronefeld received no cash bonus for 1998 in consideration of a portion of the options granted on September 1, 1998.

         Bonuses awarded under the Compensation/Evaluation Bonus Plan are based on achieving various individual, department, division and Company goals, including goals that relate to such matters as quality control compliance, divisional revenue growth, and budgetary compliance. Bonuses are calculated on the basis of the percentage of goals met during the year.

         If any of the agreements with Messrs. Sandford, Cross, Dunn and Gronefeld are terminated without cause, the employee will receive the full base salary for six months after the date of termination, unless the termination is after a change of control in which case he will receive the full base salary for one year after termination. In case of termination without cause, Messrs. Cross, Dunn and Gronefeld will also receive a cash bonus prorated based on the number of full months that have passed from the immediately preceding January 1 (May 1 for Mr. Dunn) until the date of termination, plus any earned but unpaid cash bonus from a prior period. If ResCare terminates an executive's employment agreement for cause, the executive would not be entitled to any compensation following the date of termination other than the pro rata amount of the then current base salary through such date. If their employment is terminated for any reason, Mr. Sandford will be prohibited from competing with ResCare for five years and Messrs. Geary, Cross, Dunn and Gronefeld will be prohibited for one year.

COMPENSATION OF DIRECTORS

         Directors who are employees of ResCare receive no compensation for their services as directors. ResCare's non-employee directors, Messrs. Fornear, Bryson, Lunsford, Pettinelli and Ms. Kirtley, receive an annual retainer of $6,000 plus $1,000 for each board meeting that they attend and $500 for each committee meeting they attend as members of committees of the board. In addition, the non-employee directors have participated in ResCare's 1993 Non-Employee Directors Stock Ownership Incentive Plan and they have each been granted options to purchase 4,500 ResCare common shares except in 2000, they were each granted options to purchase 3,600 common shares each year.

         In connection with their service as a special committee to evaluate a proposed transaction involving management of ResCare, in 2000 Ms. Kirtley and Messrs. Lunsford and Mitsos each received $73,000 from ResCare.

PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return experienced by ResCare's shareholders during the period from December 31, 1994 through December 31, 1999, as compared to the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Health Services Index, an index that contained approximately 79 companies as of December 31, 1999. The Nasdaq Health Services Index is prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago using companies within Standard Industrial Classification code 80 (Health Care). Upon request, ResCare will promptly provide to shareholders a list of all companies included in this Index. The graph assumes the investment on December 31, 1994 of $100 in ResCare common shares at the closing trading price on that date. Cumulative total shareholder return for a given period is measured by the dividends paid, assuming dividend reinvestment, and the change in the share price during that period; the sum of these two factors is then divided by the per share price at the beginning of that period. Because ResCare has declared no dividends on its common shares since it became publicly traded, cumulative total shareholder return on ResCare's common shares since December 31, 1994 is based on its closing trading price.

                    1994      1995      1996      1997      1998      1999
                   ------    ------    ------    ------    ------    ------
RSCR               100.00    101.51    159.10    263.64    336.67    173.87
Nasdaq             100.00    141.44    173.92    213.38    299.95    543.07
Nasdaq Health      100.00    126.86    126.66    129.08    110.69     90.34

                             PROPOSAL TO APPROVE THE
                         2000 STOCK OPTION AND INCENTIVE
                                COMPENSATION PLAN

                           (ITEM 2 ON THE PROXY CARD)

         The Board of Directors has adopted and recommends that shareholders approve the ResCare, Inc. 2000 Stock Option and Incentive Compensation Plan. The 2000 Plan would authorize the issuance of 900,000 common shares for stock options and other stock-based incentive awards to ResCare employees.

         Providing executives and other key employees opportunities to receive awards of stock-based compensation is a cornerstone of ResCare's compensation program. Making the long-term appreciation of ResCare's common shares an important component of executive compensation aligns the interests of executives with the long-term interests of shareholders. Adopting the 2000 Plan will enable ResCare to continue to award stock-based incentive compensation to its key employees.

         ResCare currently has two stock compensation plans for its employees. The 1991 Incentive Stock Option Plan authorizes the issuance of up to 3,801,095 shares for employee awards, and the 1998 Omnibus Stock Plan authorizes an additional 1,125,000 shares for employee awards. Nearly all of the 4,926,095 shares available under these plans are subject to awards to employees that have been exercised or are currently outstanding, leaving only a nominal number of the shares available for future grants. A substantial percentage of the shares available under the 1998 Plan were awarded in 1998 when employees received stock option grants instead of cash bonuses.

         Adopting the 2000 Plan would increase the combined number of common shares under ResCare's three employee stock compensation plans to 5,826,095 shares. Of these shares, 1,509,616 shares have been issued upon the exercise of options and are included in total number of common shares issued and outstanding as of the record date. The 4,316,479 shares subject to future issuance under the three employee stock compensation plans would represent 17.7% of the common shares issued and outstanding as of the record date and 13.9% on a fully diluted basis, assuming the exercise of all outstanding options and the conversion of all outstanding convertible notes.

PURPOSES OF THE 2000 PLAN

         The purposes of the 2000 Plan are to increase growth and profitability, provide competitive compensation to employees while retaining the benefits of tax deferral, attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities, and motivate key employees to contribute to ResCare's success.

         The 2000 Plan permits grants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock awards and performance awards.

         Awards granted under the 2000 Plan must be evidenced by award agreements that state the terms and conditions of the awards and must otherwise be consistent with the provisions of the Plan.

ADMINISTRATION

         The 2000 Plan will be administered by a committee of the board of directors comprised of two or more directors, who cannot be current or former employees or officers of ResCare and cannot receive remuneration from ResCare in any capacity other than as directors. The committee will have full power and authority to take all actions necessary to carry out the purpose and intent of the plan, including the authority to grant awards and interpret the plan, establish rules and regulations, and perform all other acts it believes reasonable and proper. Subject to the provisions of the Plan, the committee will have sole discretion to determine those eligible to receive awards, the amount, type, and timing of each award and the terms and conditions of the respective award agreements. The committee may modify outstanding awards, accelerate or change the time of exercise, or waive a lapse of a condition of an award, and establish conditions for earning awards. Modifications that may materially adversely affect an award cannot be made without the consent of the holder of the award.

SHARES SUBJECT TO THE PLAN

         The 2000 Plan authorizes the issuance of a maximum of 900,000 common shares for awards to employees, subject to adjustment as described below. Upon the adoption of the 2000 Plan, no further grants may be made under ResCare's prior 1991 and 1998 Plans, however any shares authorized for issuance under those prior plans and not issued or subject to grants that subsequently expire or terminate would become available for grants under the 2000 Plan. A maximum of 120,000 common shares subject to awards may be granted during any one fiscal year to any one individual. If an award granted under the 2000 Plan expires or terminates without exercise, the shares no longer subject to that award will again become available for issuance under the Plan.

         In the event of a stock dividend, stock split, recapitalization, merger, consolidation, business combination, or exchange of common shares, the number of common shares available for awards and subject to outstanding awards and the price per share of outstanding awards will be adjusted proportionately.

         In the event of any distribution to ResCare's shareholders consisting of securities of any other entity or other assets (other than dividends payable in cash or ResCare stock) without receipt of consideration by ResCare, the committee may, in its discretion, appropriately adjust the exercise price covered by each outstanding award to reflect the effect of such a distribution.

         Without the consent of holders of awards, the committee may, in its discretion, adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting ResCare whenever the administrator determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits intended under the Plan. Otherwise, the Committee cannot impair or adversely affect the rights of the recipient of an outstanding award without the recipient's consent.

EMPLOYEES WHO MAY PARTICIPATE IN THE 2000 PLAN

         Employees who are expected to contribute substantially to the growth and profitability of ResCare or its subsidiaries are eligible for selection by the committee to receive awards granted under the 2000 Plan.

GRANT, ISSUANCE AND EXERCISE OF OPTIONS

         The exercise price of options intended to qualify as incentive stock options may be not less than 100 percent of the fair market value of the common shares as of the date of grant. The purchase price of common shares covered by each incentive stock option granted to an employee who owns 10 percent or more of the common shares may not be less than 110 percent of the fair market value of the common shares on the date of grant. The exercise price of nonqualified options may be less than fair market value; however, ResCare's present intention is to grant all options at not less than fair market value. Options may be exercised during a period of up to 10 years, subject to any conditions on exercisability imposed at grant by the Committee; options may terminate earlier due to the termination of the recipient's employment.

         To the extent provided by the award agreement, the exercise price of options can be paid in cash, in common shares having a fair market value equal to the exercise price that have been owned by the option holder for at least six months, by electing to have ResCare withhold a number of shares from the option being exercised that have a fair market value equal to the exercise price, or by any combination of these methods.

STOCK APPRECIATION RIGHTS ("SARS")

         SARs may be granted on such terms and conditions as the committee determines. SARs entitle the grantee to receive upon exercise, in cash, shares, or a combination of the two, the excess of (a) the fair market value of a specified number of ResCare common shares at the time of exercise, over (b) a specified price not less than 100% of the fair market value of the stock at the time the SARs were granted. SARs are often granted in tandem with an option. SARs may not be exercised later than ten years after the date of grant and must be exercised during employment or at such other time determined by the committee.

PERFORMANCE SHARES

         Performance shares entitle a recipient to receive either common shares or cash based on the degree of attainment of performance targets over a performance period established in the award agreement.

RESTRICTED STOCK

         Restricted stock may be granted in such form as the committee approves from time to time. Shares awarded as restricted stock awards are subject to such conditions, terms, restrictions against transfer, substantial risks or forfeiture and attainment of performance objectives and for such periods as the committee determines.

CHANGE OF CONTROL

         The committee, in its discretion, may provide in an award agreement that each outstanding stock option and SAR will become exercisable in full in the event of a Change of Control. The committee may revoke or limit the acceleration of exercisability of an option or SAR at any time before and within 20 business days following the date a Change of Control is approved by the board of directors or otherwise occurs.

         In addition, in the event of a Change of Control, each outstanding award:

                  o must be assumed by the corporation that succeeds ResCare or an equivalent option or right must be substituted by the successor corporation, its parent or subsidiary, or

                  o otherwise, each outstanding award will become the right to receive a cash payment in an amount equal to:

                           o in the case of a tender offer or exchange offer,
                             the difference between the aggregate exercise price of the award and the final offer price paid for each ResCare common share, multiplied by the number of shares covered by the award, or

                           o in the case of any other Change of Control, the
                             difference between the aggregate exercise price of the award and the aggregate fair market value of the shares covered by the award, as determined by the committee at that time.

         An award will be considered to have been assumed if the committee determines, at the time of issuance of the stock or other consideration upon the Change of Control, that the holder of the award would be entitled to receive upon exercise the same number and kind of shares of stock or the same amount of property, cash or securities as the holder would have been entitled to receive after the effective time of the transaction if, immediately before the effective time of the transaction, the holder owned the number of common shares covered by the option or SAR (whether or not the award was then exercisable and after giving effect to any adjustments in the number of shares covered by the award). If the consideration to be received in a Change of Control transaction is not solely common stock of the successor corporation or its parent, the committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal to the fair market value of the consideration per ResCare common share received in the transaction.

         The 2000 Plan defines a "change of control" as:

                  o a person, other than any trustee or other fiduciary holding securities under any ResCare's employee benefit plan, becoming the "beneficial owner," directly or indirectly, of securities representing 30% or more of the combined voting power of ResCare's then outstanding capital stock;

                  o any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities representing 30% or more of the combined voting power of ResCare's then outstanding capital stock;

                  o the directors who were directors immediately before a
                    transaction of ResCare or a successor to ResCare ceasing to constitute a majority of the Board;

                  o the disposition of ResCare's business pursuant to a partial or complete liquidation, sale of assets, or otherwise.

TRANSFER RESTRICTIONS

         An award granted under the 2000 Plan is not transferable by the grantee other than to family members or a trust for the benefit of immediate family members or by will or the laws of descent and distribution, and can be exercised during the award holder's lifetime only by the grantee or a duly appointed guardian or personal representative or by transferees authorized under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         GRANTS OF OPTIONS, SARS AND AWARDS

         The grant of a nonqualified stock option, incentive stock option, SAR, performance share, or restricted stock does not result in income for the grantee or in a deduction for the corporation. In the case of restricted stock, the stock must be subject to "restrictions on transfer" and a "substantial risk of forfeiture," to avoid taxation at grant, as intended under the 2000 Plan. A recipient of restricted stock may elect in the manner prescribed by Section 83(b) of the Internal Revenue Code, to be taxed at grant rather than deferring taxation until the restrictions lapse.

         EXERCISE OF OPTIONS AND SARS AND LAPSE OF RESTRICTIONS OR ATTAINMENT OF PERFORMANCE CRITERIA

         The exercise of a nonqualified stock option results in ordinary income for the optionee and a deduction for the corporation measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required.

         The exercise of an option in accordance with the incentive stock option rules does not result in immediate income for the optionee, except that the excess of the fair market value on the exercise date over the option price of the shares is an "item of adjustment" for alternative minimum tax purposes. When an optionee sells shares acquired by exercise of an incentive stock option, the optionee's gain (the excess of sales proceeds over option price) on the sale will be taxed as capital gain provided the sale is not within two years after the date of grant nor within one year after the transfer of shares upon exercise. If the subsequent sale is before the expiration of either the two-year or the one-year period, the optionee generally will realize ordinary income in the year of the disqualifying sale, and ResCare will then be entitled to a deduction for that spread in value.

         Upon the exercise of SARs or the receipt of cash or stock under a performance share, the grantee recognizes ordinary income and the corporation is entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding is required.

         Absent a Section 83(b) election, the grantee of a restricted stock award recognizes ordinary income and the corporation is entitled to a deduction at the time the restrictions lapse or at the time the stock becomes transferable. The amount of income is measured by the fair market value of the shares at the time of lapse.

         The grantee of a restricted stock award may elect to include the fair market value of the shares at the time of grant in income for the year of the grant. A Section 83(b) election generally cannot be revoked and must be made in writing within thirty days of the grant. If an election is made, and the stock is held for at least one year after grant, any appreciation in value between the grant date and the lapse of the restrictions, as well as appreciation thereafter, will be taxed as a capital gain.

         At the time the employee has ordinary income, ResCare will receive a tax deduction for restricted stock in the same amount. Income tax withholding is required, and that income is subject to all applicable payroll taxes.

         SUBSEQUENT SALES

         Subject to the special rules governing disqualifying dispositions of incentive stock options a sale of shares more than one year after their receipt as described above will result in long-term gain to the holder. Under present law, long-term capital gain is taxed at a maximum rate of 20% compared to the maximum rate of 39.6% applicable to ordinary income. Capital gain or loss is measured by the difference between the sale proceeds and the selling shareholder's tax basis in the stock sold. A recipient of an option, right or award may include in the tax basis of his or her shares any ordinary income recognized upon receipt of such shares.

DISALLOWANCE OF DEDUCTIONS

         The Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attaining one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's shareholders. ResCare intends all awards under the 2000 Plan to meet the performance based compensation exceptions to this deduction limit.

         A copy of the 2000 Plan is attached as Appendix A.

         THE 2000 STOCK OPTION AND INCENTIVE COMPENSATION PLAN WILL BE APPROVED IF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AFFIRMATIVELY VOTE FOR APPROVAL OF THE PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

            PROPOSAL TO APPROVE THE 2000 NONEMPLOYEE DIRECTORS STOCK
                            OWNERSHIP INCENTIVE PLAN

                           (ITEM 3 ON THE PROXY CARD)

         ResCare's 1993 Nonemployee Directors Stock Ownership Incentive Plan authorized the issuance of up to 90,000 common shares upon the exercise of options granted automatically to members of the board of directors who are not ResCare employees. The plan has expired and none of the shares originally authorized remain available for option grants. The proposed 2000 Nonemployee Directors Stock Ownership Incentive Plan would authorize an additional 100,000 common shares for option grants to ResCare's nonemployee directors on substantially the same terms as the 1993 Directors Plan.

GENERAL

         The purposes of the 2000 Directors Plan are to advance ResCare's interests and enhance ResCare's ability to attract and retain persons of outstanding ability to serve as directors by providing nonemployee directors with an ownership interest in ResCare.

         The 2000 Directors Plan is designed to operate automatically and require minimal administration. A committee of two or more directors will have full authority to construe and interpret the 2000 Directors Plan and any award agreement and to establish, amend and rescind rules and regulations for the Plan's administration.

         The Plan will terminate on the date when all shares available under the Plan have been acquired pursuant to the exercise of grants, unless the board of directors terminates the Plan before that date.

         The board of directors may, at any time, amend, modify or terminate the 2000 Directors Plan. However, without shareholder approval, no amendment, modification or termination may (i) materially increase the benefits accruing to directors under the Plan; (ii) increase the total number of shares that may be issued under the Plan (other than in accordance with the Plan's anti-dilution provisions); or (iii) modify the eligibility or other requirements to receive a grant under the Plan. No amendment, modification or termination of the Plan may in any manner adversely affect any outstanding grant without the written consent of the director.

SHARES SUBJECT TO THE PLAN

         The 2000 Directors Plan would authorize the issuance of 100,000 common shares upon the exercise of options, subject to adjustment as described below. If and to the extent options expire or terminate without having been exercised in full, the shares subject to the unexercised portion of the option will again become available for reissuance under the Plan. Shares subject to awards under the 1993 Directors Plan that expire or terminate before exercise will not become available to be re-awarded under the 2000 Directors Plan.

         In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of ResCare affecting the shares, the committee administering the 2000 Directors Plan may substitute or adjust the total number and class of shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of shares or other stock or securities subject to outstanding grants, as the committee determines to be appropriate and equitable to prevent dilution or enlargement of the rights of directors and to preserve the value of any outstanding grants.

GRANT, VESTING AND EXERCISE OF OPTIONS

         The 2000 Directors Plan automatically grants an option for 4,500 common shares to each nonemployee director on the first business day of July of each year. The exercise price equals the closing sale price of ResCare's common shares as reported on the Nasdaq National Market on the date of grant. Each option immediately becomes exercisable with respect to 25% of the shares subject to the option on the date of grant. The option becomes exercisable with respect to an additional 25% of the shares as of each of the first, second and third anniversaries of the date of grant as long as the director is continuing to serve on the board of directors. If a director ceases to serve on the board of directors for any reason, the director will automatically forfeit the unvested portion of the option. Each option will expire on the fifth anniversary of the date on which it was granted.

         The exercise price of an option must be paid in full upon exercise in cash or by delivering shares held at least six months having a fair market value equal to the exercise price. Any shares delivered to ResCare in payment of the option exercise price will be valued at their closing sale price as reported on the Nasdaq National Market on the date preceding the date of exercise.

TERMINATION OF DIRECTOR RELATIONSHIP

         If a director ceases to be a member of the board of directors for any reason other than retirement, death or disability, the director may exercise any options exercisable on the date of the director's termination of service until
(a) the earlier of 90 days following the termination or (b) the last day of the term of the options. If a director ceases to be a member of the board of directors by reason of retirement, death or disability, the director (or the director's personal representative) may exercise any options exercisable on the date of the director's termination of service until (a) the earlier of one year after the termination or (b) the last day of the term of the options.

CHANGE OF CONTROL

         If there is a Change of Control of ResCare, all options outstanding on the date of the Change of Control will become immediately and fully exercisable. A "change in control" is defined under the Plan as:


                  o a person, other than any trustee or other fiduciary holding securities under any ResCare's employee benefit plan, becoming the "beneficial owner," directly or indirectly, of securities representing 30% or more of the combined voting power of ResCare's then outstanding capital stock;

                  o any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities representing 30% or more of the combined voting power of ResCare's then outstanding capital stock;

                  o the directors who were directors immediately before a
                    transaction of ResCare or a successor to ResCare ceasing to constitute a majority of the Board;

                  o the disposition of ResCare's business pursuant to a partial or complete liquidation, sale of assets, or otherwise.

         If a Change of Control occurs, a director will be entitled to receive, in lieu of the exercise of an option, a cash payment in an amount equal to the difference between the aggregate exercise price and:

                  o in the case of a tender offer or exchange offer, the final offer price paid per share, multiplied by the number of shares subject to the option; or

                  o in the case of any other Change of Control, the aggregate fair market value of the shares covered by the shares.

TRANSFER RESTRICTIONS

         An award granted under the 2000 Directors Plan is not transferable by the grantee other than to family members or a trust for the benefit of immediate family members or by will or the laws of descent and distribution, and can be exercised during the award holder's lifetime only by the grantee or a duly appointed guardian or personal representative or by transferees authorized under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The options granted under the 2000 Directors Plan are not intended to qualify as incentive stock options under Section 422A of the Code. The grant of an option pursuant to the Plan generally will have no federal income tax consequences to ResCare or to the director. However, upon exercise of an option granted pursuant to the Plan, a director will be deemed to have received ordinary income in an amount equal to the excess of the fair market value of ResCare's common shares acquired on the date of exercise over the exercise price, and ResCare can deduct that amount.

         The director's basis in the shares acquired upon the exercise of an option will be equal to the fair market value of the shares at the date used to determine the amount to be included in the director's income as ordinary income. Upon the disposition of shares after they have been held for more than one year, the director generally will recognize long-term capital gain or capital loss, as the case may be, to the extent of the difference between the director's basis in the shares and the sale price.

         A copy of the 2000 Non-Employee Directors Plan is attached as Appendix
B.

         THE 2000 NONEMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN WILL BE APPROVED IF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AFFIRMATIVELY VOTE FOR APPROVAL OF THE PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

         The following table describes the benefits that will be received by persons named in the summary compensation table and the non-employee directors under the proposed plans.

                                NEW PLAN BENEFITS

                                        2000 Stock Option and       2000 Nonemployee Directors Stock
                                      Incentive Compensation Plan       Ownership Incentive Plan
Name and Position                          Number of Shares                 Number of Shares
-----------------                          ----------------                 ----------------
Ronald G. Geary, Chairman, President           112,500(1)                            --
and Chief Executive Officer
Executive Group(2)                             112,500(1)                            --
Seymour L. Bryson, Director                         --                            4,500
James R. Fornear, Director                          --                            4,500
Olivia F. Kirtley, Director                         --                            4,500
W. Bruce Lunsford, Director                         --                            4,500
Vincent D. Pettinelli, Director                     --                            4,500
Non-Executive Director Group                        --                           22,500

-----------

(1) Represents annual option grant under Mr. Geary's employment agreement. See "Executive Compensation - Employment Agreements."

(2) Comprised of the five executive officers named in the Summary Compensation Table. See "Executive Compensation."

         The market value of ResCare common shares subject to options under the proposed plans as reported on the Nasdaq National Market on July 31, 2000 was $5.875 per share.

                        SELECTION OF INDEPENDENT AUDITORS

                           (ITEM 4 ON THE PROXY CARD)

         Subject to ratification by shareholders at the annual meeting, the board of directors has selected the firm of KPMG LLP as the independent auditors for ResCare to audit its financial statements for the fiscal year ending December 31, 2000. KPMG LLP has served as the independent auditors for ResCare for all fiscal years beginning with the fiscal year ending December 31, 1989 and is, therefore, familiar with the affairs and financial procedures of ResCare. A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

         The board of directors recommends that the shareholders vote FOR ratification of the selection of KPMG LLP as ResCare's independent auditors.

               SHAREHOLDERS' PROPOSALS FOR THE 2001 ANNUAL MEETING

         Under Rule 14a-8 promulgated under the Exchange Act, ResCare shareholders may present proposals to be included in the ResCare proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to ResCare in a timely manner. Any such proposal must comply with Rule 14a-8.

         ResCare's by-laws require shareholders who intend to propose business for consideration by shareholders at an annual meeting, other than shareholder proposals that are included in the proxy statement, to give written notice to the Secretary of ResCare not less than sixty days and not more than ninety days before the annual meeting. If shareholders receive less than seventy days notice or prior public disclosure of the date of the meeting, the Secretary of ResCare must receive notice of business to be proposed not later than the tenth day following the day on which ResCare mailed or publicly disclosed notice of the annual meeting. A shareholder must submit a matter to be raised at ResCare's 2001 annual meeting and included in the proxy statement no later than December 15, 2000, based on an expected annual meeting date of May 15, 2001, and must include a brief description of the business, the reasons for conducting such business, any material interest the shareholder has in such business, the name and address of the shareholder as they appear on ResCare's books and the class and number of ResCare common shares the shareholder beneficially owns.

         SEC rules set forth standards for what shareholder proposals ResCare is required to include in a proxy statement for an annual meeting.

                                  OTHER MATTERS

         The board of directors does not know of any other business to be presented for consideration at the meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters based on their best judgment.

         ResCare will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of ResCare (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy cards and proxy materials to the shareholders they represent and ResCare will reimburse them for their expenses.

         ResCare will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained in the report. ResCare will also furnish copies of any exhibits to the report upon request, but may charge a reasonable copying charge. Shareholders should address requests for copies of any of these materials to Nel Taylor, Vice President of Communications, ResCare, Inc., 10140 Linn Station Road, Louisville, Kentucky 40223.


                                              By order of the board of directors

                                              SPIRO B. MITSOS
                                              Secretary



                                              -----------------------------

         Please date, sign and return the enclosed proxy card in the enclosed envelope at your earliest convenience. Postage is not required if it is mailed in the United States.

                                  APPENDIX "A"


                                 RES-CARE, INC.

                2000 STOCK OPTION AND INCENTIVE COMPENSATION PLAN

         Res-Care, Inc. (the "Company") hereby established a stock option and incentive plan for the benefit of its employees, as set forth below.

                              SECTION 1 -- PURPOSE

         The Company adopts this compensation program for certain key employees to (a) increase the profitability and growth of the Company; (b) provide competitive compensation to employees while obtaining the benefits of tax deferral, (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Company's success.

                            SECTION 2 -- DEFINITIONS

         For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

         2.1 "AWARD" means an Incentive Stock Option, a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, or a Performance Share Award granted under the Plan.

         2.2 "AWARD AGREEMENT" means a written agreement between a Participant and the Company covering the specific terms and conditions of an Award; where such an agreement grants only stock options, it may also be referred to as a "Stock Option Agreement."

         2.3 "BOARD" means the Board of Directors of the Company.

         2.4 "CHANGE OF CONTROL" means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding capital stock; (iii) the persons who were Directors immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.

         2.5 "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         2.6 "COMMITTEE" means the committee appointed by the Board pursuant to
Section 4.1 to administer the Plan

         2.7 "COMPANY" shall mean Res-Care, Inc. and its successors.

         2.8 "DIRECTOR" means a voting member of the Board, excluding any person who serves solely in an advisory capacity or as a director emeritus.

         2.9 "DISABILITY" means permanent disability within the meaning of
Section 22(e)(3) of the Code. 2.9.

         2.10 "EFFECTIVE DATE" shall have the meaning set forth in Section 15.

         2.11 "EMPLOYEE" means an employee of the Company or a Subsidiary.

         2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.13 "FAIR MARKET VALUE" means the closing market price per share of Stock as reported on the date as of which Fair Market Value is to be determined, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding such date for which closing price information is available. In the absence of an established market for the Stock, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

         2.14 "GRANT DATE" means, with respect to an Award, the date as of which the Award is granted as stated in the Award Agreement.

         2.15 "INCENTIVE STOCK OPTION" means an option to purchase Stock granted under Section 6 of the Plan that is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

         2.16 "INDEPENDENT DIRECTOR" means a Director who is not a current or former employee or officer of the Company or a Subsidiary and who does not receive any remuneration from the Company or any Subsidiary for service to the Company or a Subsidiary in any capacity other than as a Director, and otherwise in accordance with the meaning of Treasury Reg. Section 1.162-27(e)(3).

         2.17 "NONQUALIFIED STOCK OPTION" means an option to purchase Stock granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

         2.18 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.19 "OPTION PERIOD" means the period from the Grant Date of an Option to the date the period for exercise of the Option expires as stated in the Award Agreement.

         2.20 "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

         2.21 "PARTICIPANT" means an Employee who has been granted an Award under the Plan.

         2.22 "PERFORMANCE SHARE" means the grant of contingent shares of Stock under Section 10 of the Plan.

         2.23 "PLAN" means this Res-Care, Inc. 2000 Stock Option and Incentive Compensation Plan.

         2.24 "RESTRICTION PERIOD" means the period of time from the Grant Date of a Restricted Stock Award to the date when the restrictions placed on the Stock in the Award Agreement lapse.

         2.25 "RESTRICTED STOCK AWARD" or "RESTRICTED STOCK" means a Restricted Stock Award granted under Section 9 of the Plan.

         2.26 "RETIREMENT" means a Participant's Termination of Employment with the Company or a Subsidiary after attaining age 60 (or earlier with the Company's or the Subsidiary's consent).

         2.27 "STOCK" means the Company's voting common stock of no par value per share, or such other securities into which the Stock may be converted, by merger or otherwise.

         2.28 "STOCK APPRECIATION RIGHT" or "SAR" means a Stock Appreciation Right granted under Section 7 of the Plan.

         2.29 "SUBSIDIARY" means any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in
Section 424(f) of the Code.

         2.30 "TERMINATION OF EMPLOYMENT" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or a Subsidiary. The Committee shall determine in accordance with Section 13.2 whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee.

                     SECTION 3 -- STOCK SUBJECT TO THE PLAN

         3.1 Authorized Stock. Subject to adjustment as provided in Section 11, the aggregate number of shares of Stock that may be issued pursuant to Awards under the Plan, and the maximum number of shares that may be issued pursuant to Incentive Stock Option Awards, shall be 900,000 shares, plus any shares authorized for issuance and not issued or subject to grants under the Company's 1991 Incentive Stock Plan and 1998 Omnibus Stock Plan (the "Prior Plans") that expire or terminate. When adopted by the Company's Shareholders, this Plan shall amend the Prior Plans to immediately terminate the right to make additional grants under the Prior Plans. Stock delivered under the Plan shall consist of authorized and unissued stock.

         3.2 Effect of Expirations. If any Award granted under the Plan expires or terminates without exercise, or is cancelled or settled for cash, the Stock no longer subject to such Award shall be available to be re-awarded under the Plan. Any Stock withheld by the Company in payment of the exercise price of an Award or to satisfy tax withholding obligations shall be available to be re-awarded under the Plan.

                           SECTION 4 -- ADMINISTRATION

         4.1 Committee Governance. This Plan shall be administered by the Committee and in a manner that shall permit Awards to qualify for the exemption set forth in Rule 16b-3 under the Exchange Act and as performance-based compensation under Section 162(m) of the Code. The Committee shall consist of two or more Independent Directors appointed by the Board. The Board shall determine the number of members of the Committee and shall add or remove members from the Committee as the Board sees fit, and shall fill any vacancies. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

         4.2 Committee to Interpret Plan. Subject to the provisions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and regulations for its administration; (iii) to determine and accelerate the exercisability of any Award or the termination of any Restriction Period; (iv) to correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Section 11, to amend the terms and conditions of any Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Award, adversely affect the rights of such person or persons.

         4.3 Exculpation. No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for Awards under it.

         4.4 Selection of Participants. The Committee shall have the authority to grant Awards from time to time to such Employees as may be selected by it in its sole discretion.

         4.5 Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan, including factual determinations, shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its shareholders, Participants and their estates and assignees.

         4.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman or Secretary of the Committee or by an officer of the Company authorized by the Committee and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of the Agreement as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan. An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until the Award Agreement has been signed by the Chairman or Secretary of the Committee and by the Employee and delivered to the Committee, and the Employee has otherwise complied with the applicable terms and conditions of the Award. The Committee may condition any Award upon the agreement by the Participant to such confidentiality, non-competition, and non-solicitation covenants as the Committee deems appropriate.

         4.7 Limitation on Awards.

                  (a) Subject to adjustment as provided in Section 11, the maximum number of shares of Stock that may be issued pursuant to Awards under the Plan to any one Participant during any one fiscal year of the Company shall not exceed 120,000 shares (as adjusted under Section 11). Such limit shall not be adjusted to restore shares of Stock if an Award received by the Participant subject to the limit is terminated, surrendered or cancelled.

                  (b) No part of any Option or SAR Award may be exercised, no Performance Share shall be issued, and no Restriction Period will lapse to the extent the exercise, issuance or lapse would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of one million dollars and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m). Any portion of an Award that is not exercisable, not issued or for which a Restriction Period does not lapse because of this limitation shall continue to be exercisable or shall be issued, or the Restriction Period shall lapse, in any subsequent year in which the exercise, issuance or lapse would not cause the loss of the Company's or its affiliated companies' compensation tax deduction, provided such exercise or issuance occurs before the Award expires, and otherwise complies with the terms and conditions of the Plan and the Award Agreement.

                       SECTION 5 -- AWARDS UNDER THE PLAN

         Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Awards in such numbers, upon such terms and at such times as the Committee shall determine. Employees who are expected to contribute substantially to the growth and profitability of the Company or a Subsidiary are eligible for selection by the Committee under Section 4.4 to receive Awards.

                           SECTION 6 -- STOCK OPTIONS

         6.1 Grant. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan. If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code. All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Options are subject to the terms and conditions of this
Section 6 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable.

         6.2 Exercise Price. The exercise price per share of Stock covered by an Option shall be determined by the Committee, provided that the exercise price for an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date, unless the Incentive Stock Option is granted to a person who on the Grant Date owns (within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, in which case the exercise price shall be at least 110% of the Fair Market Value of the Stock on the Grant Date.

         6.3 Option Period. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Award Agreement, no Option shall be exercisable later than ten years from the Grant Date. No Incentive Stock Option shall be exercisable later than ten years from the Grant Date, provided that in the case of an Employee who on the Grant Date owns or is deemed to own (within the meaning of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Incentive Stock Option shall not be exercisable later than five years from the Grant Date. Options may expire prior to the end of the Option Period due to the Participant's Termination of Employment as provided in Section 8, or in accordance with any provision of the Award Agreement. No Option may be exercised at any time unless the Option is valid and outstanding.

         6.4 Limitation on Amount of Incentive Stock Options. The aggregate Fair Market Value (determined as of each Option Grant Date) of Stock with respect to which a Participant's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company and any Subsidiary) shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 11.2 in excess of the $100,000 limit described herein shall be treated as Nonqualified Stock Options.

         6.5 Nontransferability of Options. Except as otherwise provided in this
Section 6.5, no Option shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative). The Committee may in an Award Agreement allow a Participant, subject to any restrictions under Section 16(b) of the Exchange Act, to transfer all or part of a Nonqualified Stock Option to
(i) the Participant's spouse or lineal descendants ("Immediate Family Members"),
(ii) trusts for the exclusive benefit of the Participant and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Participant only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Section 6.5 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and Termination of Employment or Service, Retirement, Disability, satisfaction of service requirements or performance objectives, and other conditions to exercise of an Option shall be applied with respect to the original Participant. However, for purposes of exercising the Option, the term Participant shall refer to the transferee. In addition, for purposes of the death benefit provisions of Section 8, the Participant's Representative shall be deemed to refer to the transferee, the personal representative of the transferee's estate, or after final settlement of the transferee's estate, the successor or successors entitled thereto by law.

         6.6 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 6.

         6.7 Method of Exercise. To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall deliver to the Committee
(i) a written notice of exercise in such form as the Committee may prescribe, specifying the number of full shares to be purchased; (ii) payment in full of the exercise price in accordance with Section 6.8; and (iii) in the case of Nonqualified Stock Options, any required withholding taxes as provided in
Section 14. No shares of Stock shall be issued unless the Participant has fully complied with the provisions of this Section 6.7.

         6.8 Payment of Exercise Price. To the extent provided in the Award Agreement for an Option and subject to the rules of Section 16 of the Exchange Act and any exchange on which the Stock is traded at any relevant time, payment of the exercise price may be made (i) in cash; (ii) in shares of Stock (based on the Fair Market Value of the Stock on the date the Option is exercised) acceptable to the Committee and owned by the Participant (or jointly by the Participant and his spouse) for at least six months evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net shares of Stock (those equal in value to the difference between the exercise price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of shares of Stock subject to the Option having an aggregate Fair Market Value equal to the aggregate exercise price of the Option, provided that for Incentive Stock Options, this right must be granted by the Committee at the time the Option is granted and may not be added in any modification of the Award Agreement; or (iv) by any combination thereof. If permitted in the Award Agreement, Restricted Stock (valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) issued to the Participant may be tendered as payment of the exercise price of an Option. If Restricted Stock is tendered as the exercise price of an Option, a number of shares of Stock issued on exercise of such Option, equal to the number of shares of Restricted Stock tendered as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so tendered and shall be held by the secretary of the Company pursuant to Section 9.1.

                     SECTION 7 -- STOCK APPRECIATION RIGHTS

         7.1 Grant. All Stock Appreciation Rights ("SAR's") granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All SARs are subject to the terms and conditions of this Section 7 and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

         7.2 Exercise Price. The exercise price per share of Stock subject to a SAR shall be determined by the Committee at the time of grant and specified in the Award Agreement.

         7.3 Exercise Period. The exercise period shall be determined by the Committee, and unless otherwise specified in the Award Agreement, no SAR shall be exercisable later than ten years from the Grant Date. No SAR may be exercised at any time unless such SAR is valid and outstanding as provided in this Section 7.

         7.4 Nontransferability. No SAR shall be transferable other than by will or by the laws of descent and distribution, and SAR's shall be exercisable, during the Participant's lifetime, only by the Participant (or, in the event of the Participant's legal incapacity or incompetency, the Participant's guardian or legal representative).

         7.5 Exercise. An SAR may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the SAR may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the SAR or as otherwise provided in this Section 7.

         7.6 Method of Exercise. To exercise an SAR, the Participant or the other person(s) entitled to exercise the SAR shall give written notice of exercise to the Committee, specifying the number of full shares with respect to which the SAR is being exercised, and, if the Award Agreement provides that the Participant may elect the method of payment, whether the SAR is to be paid in cash or Stock.

         7.7 Payment Upon Exercise. Upon the exercise of an SAR, a Participant shall be entitled to receive an amount, in cash or whole shares of Stock (or a combination thereof) as provided in the Award Agreement, equal to the amount by which the then Fair Market Value of one share of Stock exceeds the exercise price per share specified in the Award Agreement, multiplied by the number of shares with respect to which the SAR is exercised. The number of shares of Stock to be delivered to the Participant upon exercise of an SAR shall be based on the Fair Market Value of the Stock on the date of exercise. Payment of an SAR shall be made in cash, shares of Stock, or a combination of cash and shares of Stock, as provided in the Award Agreement, which may provide the Participant a choice regarding the form of payment. A certificate or certificates for shares of Stock acquired upon exercise of an SAR shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following exercise, subject to Section 13.3. No fractional shares of Stock will be issuable upon exercise of an SAR and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

            SECTION 8 -- LIMITATIONS ON EXERCISE OF OPTIONS AND SARS
                   AFTER TERMINATION OF EMPLOYMENT OR SERVICE

         8.1 After a Participant's Termination of Employment, an Option or SAR may be exercised, subject to adjustment as provided in Section 11, only to the extent that the Option or SAR was exercisable immediately before the Termination of Employment or Service, but in no event after the expiration date of the Option or SAR as specified in the Award Agreement. Except to the extent that shorter or longer periods are provided in the Award Agreement, a Participant's right to exercise an Option or SAR upon Termination of Employment or Service shall terminate:

                  (a) At the expiration of one year in the event of Disability of the Participant; or

                  (b) At the expiration of one year after the Participant's death if the Participant's Termination of Employment or Service occurs by reason of death, any Option or SAR exercised under this subparagraph (b) may be exercised by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Option or SAR by bequest or inheritance; or

                  (c) No later than three months after the Participant's Termination of Employment or Service for any reason other than those described in (a) and (b) above or termination for "Cause" as described in Section 8.2.

         8.2 Termination for Cause. If the Committee determines that an Employee's employment has been terminated for Cause, the Employee shall forfeit any and all unexercised Option and Stock Appreciation Rights Awards immediately upon the Termination of Employment. For purposes of this Plan, "Cause" shall have the definition set forth in the employment agreement between the Company and the Employee, if any; otherwise, "Cause" shall mean the Employee's (i) willful failure to substantially perform such Employee's reasonably assigned duties on behalf of the Company, (ii) repeated gross negligence in performing such Optionee's duties, (iii) illegal conduct in performing such Employee's duties, (iv) willful actions contrary to the Company's interest, (v) repeated refusal to comply with the reasonable and lawful instructions of management of the company, or (vi) violation of the obligations imposed on the Employee under any confidentiality or solicitation covenants to which the Employee is bound under the terms of the Stock Option Agreement or otherwise.

                      SECTION 9 -- RESTRICTED STOCK AWARDS

         9.1 Grant. All Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Restricted Stock Awards are subject to the terms and conditions in this Section 9, and such additional terms and conditions contained in the Award Agreement, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee finds desirable. The Company shall issue, in the name of each Participant who is granted a Restricted Stock Award, a certificate for the shares of Stock granted in the Award (subject to Section 13.3), as soon as practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Participant's benefit until the Restriction Period lapses or the Restricted Stock is forfeited to the Company in accordance with the Award Agreement.

         9.2 Restriction Period. The Restriction Period shall be determined by the Committee, and shall commence on the Grant Date and expire at the time specified in the Award Agreement. The Committee may provide in an Award Agreement that a Restriction Period that has not otherwise expired will expire immediately upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Employment during the Restriction Period for any reason, the Participant's rights to the Stock subject to the Restricted Stock Award shall be forfeited and all such Stock shall immediately be surrendered to the Company.

         9.3 Rights of Participant. During the Restriction Period, the Participant may not sell, transfer, pledge, assign or otherwise dispose of shares of Restricted Stock. Any attempt by a

Participant to sell, transfer, pledge, assign or otherwise dispose of Restricted Stock shall cause immediate forfeiture of the Award. Except as provided in the previous sentence and as otherwise provided in the Award Agreement, a Participant shall have, with respect to Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive all dividends and other distributions with respect to such shares, provided that the Participant has become the holder of record of the Stock. The Committee may provide in an Award Agreement that dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same Restriction Period applicable to the original Restricted Stock Award. In the event of any adjustment as provided in Section 11 or if any securities are received as a dividend on Restricted Stock, new or additional shares or securities shall be subject to the same terms and conditions as the original Restricted Stock.

         9.4 Expiration of Restriction Period. At the expiration of the Restriction Period, the restrictions contained in Section 9.3 and in the Award Agreement shall, except as otherwise specifically provided in the Award Agreement, expire, and the Company shall, subject to the provisions of Section
13.3 and the Award Agreement, deliver to the Participant a certificate evidencing the Participant's ownership of the Stock free of the restrictions.

         9.5 Nontransferability. No Restricted Stock Award shall be transferable other than by will or the laws of descent and distribution until any restrictions applicable to such Award have lapsed and a certificate evidencing the Participant's ownership of the stock free of restrictions has been issued.

                     SECTION 10 -- PERFORMANCE SHARE AWARDS

         10.1 Grant. All Performance Share Awards granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Performance Share Awards are subject to the terms and conditions of this Section 10 and such additional terms and conditions contained in the Award Agreement, which terms and conditions need not be the same in each case, not inconsistent with the Plan, as the Committee finds desirable.

         10.2 Performance Criteria. The performance criteria for each Performance Share Award shall be determined by the Committee, and shall may consist of service requirements and any measures of performance of the Company or any Subsidiary or such other criteria as the Committee specifies. At the times specified in the Award Agreement, the Committee shall evaluate actual performance during such performance period compared to the performance criteria established for the Award, and shall determine the extent to which a cash or stock payment is to be made pursuant to the Performance Share Award. The Committee may provide in an Award Agreement that one or more performance criteria under an Award will be deemed to have been met upon the Retirement, death or Disability of the Participant. Unless otherwise provided in the Award Agreement, in the event of a Participant's Termination of Employment for any reason before performance criteria have been met, the Participant's rights to payment of a Performance Share Award shall be forfeited.

         10.3 Payment. Performance Share Awards will be paid only after the Committee determines, in its sole discretion, that the performance criteria established under Section 10.2 have been achieved, subject to such other terms and conditions as may be included in the Award Agreement and to the Committee's right to waive any performance criteria in its discretion. Payment shall be made, as provided in the Award Agreement (which may provide the Participant a choice regarding the form of payment), in cash or whole shares of Stock (or a combination thereof) having a Fair Market Value equal to the number of shares of Stock represented by the Performance Share Award. A certificate or certificates for shares of Stock to be issued pursuant to a Performance Share Award shall be issued in the name of the Participant and distributed to the Participant as soon as practicable following the Committee's determination that performance criteria have been met, subject to Section 13.3. No fractional shares of Stock will be issued in connection with a Performance Share Award and, unless otherwise provided in the Award Agreement, the Participant will receive cash in lieu of fractional shares.

         10.4 Rights of Participant. A Participant shall not, with respect to a Performance Share Award or any Stock that may in the future be issued under it, have any rights as a shareholder of the Company, such as the right to vote the shares or the right to receive dividends and other distributions, at any time before the Participant has become the holder of record of the Stock.

         10.5 Nontransferability. No Performance Share Award shall be transferable other than by will or by the laws of descent and distribution.

       SECTION 11 - ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, CHANGE OF
                     CONTROL, OR CERTAIN OTHER TRANSACTIONS

         11.1 Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an option, and subject to Section 11.2, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Options; provided that the number of shares subject to any Option shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

         11.2 Change of Control.

                  (a) Options and SARs. The Committee, in its discretion, may provide in an Award Agreement that each outstanding Option and SAR shall become exercisable in full in the event of a Change of Control. In addition, in the event of a Change of Control, each outstanding Option and SAR (i) shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, or (ii) if the successor corporation does not agree to assume the outstanding Options or SARs or to substitute equivalent options or rights, then each outstanding Option or SAR shall be entitled to receive in lieu of the exercise of the Option or SAR, a cash payment in an amount equal to the difference between the aggregate exercise price of the Option or SAR and (A) in the case of a tender offer or exchange offer, the final offer price paid per share of Common Stock, or such lower price as the Committee may determine is necessary to preserve an Option's ISO status, multiplied by the number of shares of Common Stock covered by the Option or SAR, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the shares covered by the Option or SAR, as determined by the Committee at such time. The Company shall pay any amount required under this Section 11.2 within 15 days following the occurrence of the Change of Control. The Committee shall have the discretion to revoke or limit the acceleration of exercisability of an Option or SAR at any time before and within 20 business days following the date a Change of Control is approved by the Board or otherwise occurs.

                  (b) Restricted Stock. The Committee, in its discretion, may provide in an Award Agreement that in the event of a Change of Control, the Performance Period of any Restricted Stock Award shall lapse.

                  (c) Assumption of Option or SAR. For purposes of Section 11.2(a), an Option or SAR shall be considered assumed if the Committee determines, at the time of issuance of the stock or other consideration upon such Change of Control, that the holder of the Option or SAR would be entitled to receive upon exercise the same number and kind of shares of stock or the same amount of property, cash or securities as the holder would have been entitled to receive after the effective time of the transaction if the holder had been, immediately before the effective time of the transaction, the holder of the number of shares of Stock covered by the Option or SAR at such time (whether or not the Option or SAR was then exercisable and after giving effect to any adjustments in the number of Shares covered by the Option or SAR as provided in this Section 11). If the consideration to be received in a Change of Control transaction is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the consideration per share received by holders of Stock in the transaction.

         11.3 Certain Distributions. In the event of any distribution to the Company's shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the exercise price covered by each outstanding Option or SAR to reflect the effect of such distribution.

         11.4 Other Adjustments. The Committee is authorized to make, in its sole discretion and without the consent of Participants, adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual and nonrecurring events affecting the Company, or changes of applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                    SECTION 12 -- AMENDMENTS AND TERMINATION

         12.1 Amendments and Termination. The Committee or the Board may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

                  (a) Impair or adversely affect the rights of a Participant under an outstanding Award theretofore granted, without the Participant's consent, other than as provided in Section 11 or 13.3; or,

                  (b) Without the approval of the shareholders:

                           (i) Increase the total amount of Stock which may be
delivered under the Plan pursuant to Incentive Stock Options or the limit in
Section 4.7 on grants to individual Employees, except as is provided in Section 11 of the Plan;

                           (ii) Decrease the exercise price of any Incentive
Stock Option to less than the exercise price on the date the Option was granted; or

                           (iii) Extend the period during which Incentive Stock
Option Awards may be granted, as specified in Section 16.

         12.2 Conditions on Awards. In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant. Any new Award made under this Section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Award.

         12.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

                        SECTION 13 -- GENERAL PROVISIONS

         13.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

         13.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary or vice versa, or from one Subsidiary to another, or (ii) a leave of absence not in excess of 90 days duly authorized in writing by the Company or a Subsidiary for military service, sickness or any other purpose approved by the Company or a Subsidiary, shall not be Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than an event described in this Section 13.2.

         13.3 Restrictions on Distribution of Stock. The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Stock for investment without a view to distribution thereof. No Stock shall be issued or transferred pursuant to an Award unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Stock may then be listed. The certificates for Stock issued pursuant to an Award may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. The Company shall not be obligated to register any securities covered hereby or to take any affirmative action in order to facilitate the sale, transfer or other disposition of Stock issued pursuant to an Award.

         13.4 Assignment Prohibited. Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and an Award shall be exercisable, during the Participant's lifetime, only by the Participant. Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

         13.5 Other Compensation Plans. Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements, subject to shareholder approval if such approval is required.

         13.6 Limitation of Authority. No person shall at any time have any right to receive an Award hereunder and no person other than a duly authorized member of the Committee or an officer of the Committee duly authorized by the Committee shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto. Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

         13.7 No Right to Employment. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ or service of the Company or any other entity as an employee, director or independent contractor or to interfere in any way with the right of the Company or any other entity to terminate any person's service or employment at any time.

         13.8 Pooling. Notwithstanding anything in the Plan to the contrary, if any right under or feature of the Plan would cause to be ineligible for pooling a transaction that would, but for the right or feature hereunder, be eligible for such accounting treatment, the Board of Directors, upon recommendation of the Committee, may modify or adjust the right or feature so that the transaction will be eligible for pooling of interest accounting. Such modification or adjustment may include payment of cash or issuance to a Participant of Stock having a Fair Market Value equal to the cash value of such right or feature.

         13.9 Not a Shareholder. The person or persons entitled to exercise, or who have exercised, an Option or SAR shall not be entitled to any rights as a shareholder of the Company with respect to any Stock to be issued upon such exercise until such persons or persons shall have become the holder of record of such Stock.

         13.10 Severability. If any provision of this Plan is found to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         13.11 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

         13.12 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Company's state of incorporation, as it may change from time to time.

                               SECTION 14 -- TAXES

         14.1 Tax Withholding. All Participants shall make arrangements satisfactory to the Committee to pay to the Company or a Subsidiary, any federal, state or local taxes required to be withheld with respect to an Award issued under the Plan at the time such taxes are required to be withheld. If a Participant fails to make such tax payments, the Company and its Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including a payment related to any Award under the Plan.

         14.2 Share Withholding. If permitted by the Committee, a tax withholding obligation may be satisfied by the Company retaining shares of Stock with a fair market value equal to the amount required to be withheld.

                      SECTION 15 -- EFFECTIVE DATE OF PLAN

         The Plan shall be effective on the date (the "Effective Date") when the Board of Directors adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board of Directors, which vote shall be taken within 12 months of the Effective Date. Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

                           SECTION 16 -- TERM OF PLAN

         The Plan has no termination date, provided that no Incentive Stock Option may be issued on or after the tenth anniversary of the Effective Date as defined in Section 15.

                                    * * * * *

         Board Approval: July 21, 2000                  _______________
                                                     (Secretary's Initials)

         Shareholder Approval: September __, 2000       _______________
                                                     (Secretary's Initials)

                                  APPENDIX "B"


                                 RES-CARE, INC.

            2000 NONEMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN

ARTICLE 1. PURPOSE.

         The purpose of this 2000 Nonemployee Directors Stock Ownership Incentive Plan ("Plan") is to advance the interests of Res-Care, Inc., a Kentucky corporation ("Company"), and its subsidiaries, by providing nonemployee directors of the Company with an ownership interest in the Company. The Plan is also intended to enhance the Company's ability to attract and retain persons of outstanding ability to serve as directors of the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION.

         2.1 Definitions. As used in the Plan, the terms defined parenthetically, immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

                  (a) "Award" shall mean a grant of Options under Section 5 of the Plan.

                  (b) "Award Date" shall mean the first business day of July of each calendar year that the Plan is in effect.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Change of Control" means (i) an event or series of events which have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding capital stock; (ii) any merger, consolidation, share exchange, recapitalization or other transaction in which any person becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding capital stock; (iii) the persons who were members of the Board immediately before a transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iv) the business of the Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.

                  (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, together with any regulations promulgated thereunder.

                  (f) "Committee" shall mean the committee described in
Section 3.1.

                  (g) "Director" shall mean a member of the Board who is not an employee of the Company or any Subsidiary of the Company.

                  (h) "Disability" shall mean a physical or mental infirmity that the Committee determines impairs the Director's ability to perform substantially his or her duties for a period of 180 consecutive days.

                  (i) "Effective Date" shall mean the date described in
Section 6.1.

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (k) "Fair Market Value" of the Shares shall mean, as of any Award Date, the closing sale price of the Shares as reported on the NASDAQ National Market, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the NASDAQ National Market, the Fair Market Value of the Shares as of an Award Date shall be determined by such method as shall be determined in good faith by the Committee.

                  (l) "Option" shall mean an option to purchase Shares granted pursuant to Article 5.

                  (m) "Optionee" shall mean a person to whom an option has been granted under the Plan.

                  (n) "Option Agreement" shall mean an agreement evidencing the grant of an Option, as described in Section 5.2.

                  (o) "Option Exercise Price" shall mean the purchase price per Share subject to an Option, which shall be the Fair Market Value of the Share on the Award Date.

                  (p) "Person" shall have the meaning ascribed to such term in
Section 3(a) (9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

                  (q) "Plan" shall mean this Res-Care, Inc. 2000 Nonemployee Directors Stock Ownership Incentive Plan as the same may be amended from time to time.

                  (r) "Retirement" shall mean retirement by a Director in accordance with the terms of the Company's retirement policy applicable to directors of the Company.

                  (s) "Shares" shall mean the Company's Common Shares.

                  (t) "Subsidiary" shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by such company.

                  (u) "Withholding Taxes" shall mean all federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any option exercise, if any.

         2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION.

         3.1 The Committee. The Plan is designed to operate automatically and not require administration. However, to the extent administration is required, it shall be provided by a committee (the "Committee"). The members of the Committee shall include two or more members of the Board, and shall be appointed from time to time by, and shall serve at the discretion of, the Board. If the Board fails to appoint the Committee, the Board shall administer the Plan.

         3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

                  (a) construe and interpret the Plan and any agreement or instrument entered into under the Plan; and

                  (b) establish, amend and rescind rules and regulations for the Plan's administration.

To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority as identified herein.

         3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all Persons, including the Company, the Directors and their estates and beneficiaries.

         3.4 Section 16 Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16 of the Exchange Act, the provision or aspect of administration shall be null and void to the extent permitted by law and deemed advisable by the Committee. In all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 4. SHARES AVAILABLE UNDER THE PLAN.

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the number of Shares reserved for issuance upon the exercise of options is 100,000 Shares. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares. If and to the extent options shall expire or terminate for any reason without having been exercised in full, the Shares associated with such Awards to the extent not fully exercised shall again become available for Awards under the Plan.

         4.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, stock split, reverse stock split, cash dividend, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee may substitute or adjust the total number and class of Shares or other stock or securities that may be issued under the Plan, and the number, class and/or price of Shares. or other stock or securities subject to outstanding Awards, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Directors and to preserve, without exceeding, the value of any outstanding Awards; and further provided, that the number of Shares or other stock or securities subject to any Award shall always be a whole number.

ARTICLE 5. AWARDS.

         5.1 Automatic Grant of Options. Subject to the terms and provisions of the Plan, each Director on an Award Date shall automatically receive an option for 4,500 Shares that is not intended to qualify as an incentive stock option within" the meaning of Section 422 of the Code.

         5.2 Vesting. Subject to Sections 5.4 and 5.7, each Option shall vest and become exercisable with respect to 25% of the Shares subject thereto effective immediately as of the Award Date and shall vest and become exercisable with respect to an additional 25% of the Shares subject thereto effective as of each of the first, second and third anniversaries of the Award Date; provided, however, that the Director continues to serve as a member of the Board as of such dates. If a Director ceases to serve as a member of the Board for any reason, the Director shall have no rights with respect to that portion of an option which is not then vested pursuant to the preceding sentence and the Director shall automatically forfeit that portion of the Option that remains unvested.

         5.3 Option Agreement. Each Award shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the option relates and such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Committee; provided, however, that such terms shall not vary the timing of Awards, including provisions dealing with exercisability, forfeiture or termination of such Awards or Options granted thereunder.

         5.4 Duration of Options. Subject to Section 5.6, each Option shall expire on the fifth (5th) anniversary of the Award Date on which it was granted.

         5.5 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. Shares purchased pursuant to the exercise of an option shall be paid in full upon such exercise by any one or a combination of the following: (i) in cash; (ii) in owned by the Optionee (or jointly by the Optionee and his or her spouse) for at least six months evidenced by negotiable certificates or by a written attestation of ownership and consent to issuance, in satisfaction of the Option or portion thereof being exercised, of only the net Shares (those equal in value to the difference between the Option Exercise Price and the then Fair Market Value); (iii) by a written election to have the Company retain that number of Shares subject to the Option having an aggregate Fair Market Value equal to the aggregate Option Exercise Price; or (iv) by any combination thereof. The written notice pursuant to this Section 5.5 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company or withheld as payment of the Option Exercise Price shall be valued at their Fair Market Value on the date preceding the date of exercise. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.

         5.6 Termination of Director Relationship. If a Director for any reason other than Retirement, death or Disability shall cease to be a member of the Board, the outstanding Options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time prior to the earlier of the expiration date of the options or the date that is ninety (90) days after the date on which such Director ceases to be a member of the Board. If a Director shall cease to be a member of the Board by reason of Retirement, death or Disability, the outstanding options of such Director (or portions thereof) that are vested and exercisable as of the date the Director so ceased to be a member of the Board may be exercised by such Director at any time prior to the earlier of the expiration date of the Options or the date that is the first anniversary of the Director's Retirement, death or Disability. Options may be exercised as provided in this Section 5.6 (x) in the event of the death of a Director, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (y) in the event of the Disability of a Director, by the Director, or if such Director is incapacitated, by his legal representative.

         5.7 Effect of Change of Control. Notwithstanding anything contained in the Plan or an Option Agreement to the contrary, in the event of a Change of Control, (i) all options outstanding on the date of such Change of Control shall become immediately and fully exercisable and (ii) an Optionee will be entitled to receive, in lieu of the exercise of any Option or portion of an Option to the extent not yet exercised, a cash payment in an amount equal to the difference between the aggregate Option Exercise Price and (A) in the case of a tender offer or exchange offer, the final offer price paid per Share, multiplied by the number of Shares covered by the Option, or (B) in the case of any other Change of Control, the aggregate Fair Market Value of the Shares covered by the Option.

The Company shall pay any amount it must make under this Section 5.7 within 30 days following the occurrence of the Change of Control.

ARTICLE 6. EFFECTIVE DATE, AMENDMENT, MODIFICATION, AND TERMINATION.

         6.1 Effective Date. The Plan shall be effective upon the approval by the affirmative vote of the holders of a majority of the securities of the Company represented in person or by proxy, and entitled to vote, at a meeting of shareholders of the Company at which the Plan is submitted for approval.

         6.2 Termination Date. The Plan shall terminate on the earliest to occur of (a) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards or (b) such other date as the Board may determine in accordance with Section 6.3.

         6.3 Amendment, Modification and Termination.

                  (a) Except as provided in Section 6.3(b), the Board may, at any time, amend, modify or terminate the Plan.

                  (b) Without the approval of shareholders of the Company, no amendment, modification or termination may:

                           (i) materially increase the benefits accruing to
                               Directors under the Plan;

                           (ii) increase the total number of Shares that may be
                                issued under the Plan, except as provided in
                                Section 4.2; or

                           (iii) modify the eligibility or other requirements to
                                 receive an Award under the Plan.

         6.4 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Optionee.

ARTICLE 7. NON-TRANSFERABILITY.

         Except as otherwise provided in this Article 7, no Option shall be transferable by a Director otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable, during the Director's lifetime, only by the Director (or, in the event of the Director's legal incapacity or incompetency, the Director's guardian or legal representative). A Director may transfer all or part of a Nonqualified Stock Option to (i) the Director's spouse or lineal descendants ("Immediate Family Members"), (ii) trusts for the exclusive benefit of the Director and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which the Director and/or his Immediate Family Members are the only partners or members, as applicable. Such transfer may be made by a Director only if there is no consideration for the transfer, and subsequent transfers of any Option shall be prohibited other than in accordance with this Article 7 and by will or the laws of descent and distribution. Following a transfer of an Option, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer, and the conditions to exercise of an Option upon Termination of Director Relationship or otherwise provided in this Plan shall be applied with respect to the original Director. However, for purposes of exercising the Option, the term Director shall refer to the transferee. In addition, for purposes of the death benefit provisions of
Section 5.6, references to a Director shall be deemed to refer to the transferee, the personal representative of the transferee's estate, or after final settlement of the transferee's estate, the successor or successors entitled thereto by law.

ARTICLE 8. NO RIGHT OF REELECTION.

         Neither the Plan nor any action taken under the Plan shall be construed as conferring upon a Director any right to continue as a director of the Company, to be renominated by the Board or to be reelected by the shareholders of the Company.

ARTICLE 9. WITHHOLDING.

         Upon the exercise of an Option (a "Taxable Event"), the Optionee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election") to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

ARTICLE 10. INDEMNIFICATION.

         No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. All members of the Board, the Committee and each and any officer or employee of the company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11. SUCCESSORS.

         All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12. GOVERNING LAW.

         To the extent not preempted by Federal law, the Plan, and all agreements under the Plan, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of law rules.

-------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      RES-CARE, INC., 10140 Linn Station Road, Louisville, Kentucky 40223
                        PROXY -- MEETING OF SHAREHOLDERS

     The undersigned, a shareholder of RES-CARE, INC., a Kentucky corporation, hereby appoints RONALD G. GEARY and E. HALSEY SANDFORD and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the common shares of Res-Care which the undersigned would be entitled to vote if personally present at the Meeting of Shareholders to be held at The Olmsted, 3701 Frankfort Avenue, Louisville, Kentucky on Tuesday, September 26, 2000 at 10:00 a.m. local time, and at any adjournment thereof.

     The undersigned hereby instructs said proxies or their substitutes:

1.   ELECTION OF DIRECTORS:
     Seymour L. Bryson, James R. Fornear, Ronald G. Geary, Olivia F. Kirtley,
     W. Bruce Lunsford, Spiro B. Mitsos, E. Halsey Sandford and
     Vincent D. Pettinelli
     o  Vote FOR all nominees listed above     o WITHHOLD AUTHORITY to vote for
        (except those listed below)              all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.

2. PROPOSAL TO APPROVE THE 2000 STOCK OPTION AND INCENTIVE COMPENSATION PLAN FOR EMPLOYEES.
              o  For             o     Against            o    Abstain

3. PROPOSAL TO APPROVE THE 2000 NON-EMPLOYEE DIRECTORS STOCK OWNERSHIP INCENTIVE PLAN.
              o  For             o     Against            o    Abstain

4. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000.
              o  For             o     Against            o    Abstain

                  This Proxy is continued on the reverse side.
              Please sign on the reverse side and return promptly.

-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This Proxy, when properly executed, will be voted in accordance with any directions given. Unless otherwise specified, the proxy will be voted FOR Proposals 1, 2, 3 and 4. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

5. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

     The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Meeting and Proxy Statement, both dated August 18, 2000, and a copy of Res-Care's Annual Report for the period ended December 31, 1999.


                        Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                        ________________________________________________________
                        Signature                                       Date

                        ________________________________________________________
                        Signature, if held jointly                      Date

--------------------------------------------------------------------------------